Exhibit 99

NASDAQ®	THE NASDAQ STOCK MARKET
8600 BLACKWELL ROAD
ROCKVILLE, MD 20850

By Electronic Delivery to: cgrinnell@cdti.com

September 15, 2009

Charles W. Grinnell, Esq.
General Counsel
Clean  Diesel Technologies, Inc.
10 Middle Street, Suite 1100
Bridgeport, CT  06604

Re:	Clean Diesel Technologies, Inc. (the “Company” or “Clean Diesel”)
Nasdaq Symbol: CDTI

Dear Mr. Grinnell:

According to a Form 8-K dated September 1, 2009, John J. McCloy II resigned from Clean Diesel’s board on August 28, 2009.1  As a result, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

However, consistent with Listing Rules 5605(b)(1) and 5605(c)(4)(A), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

•	Until the earlier of the Company’s next annual shareholders’ meeting or August 28, 2010; or
•	If the next annual shareholders’ meeting is held before February 24, 2010, then the Company must evidence compliance no later than February 24, 2010.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date.  In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted.  At that time, the Company may appeal the delisting determination to a Hearings Panel.

Listing Rule 5810(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.2  The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, Listing Qualifications Department, and Hearings Department at least 10 minute prior to its public dissemination.3  For your convenience, we have enclosed a list of new services.4

_____________________________________

1 The Company also appointed a non-independent director, Mr. Mungo Park to its board on August 26, 2009.
2 We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days.
See, SEC Release No. 34-49424.
3 The notice should be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net.  The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are +1 301 978 4028 and +1 301 978 8080, respectively.
4 The Company must ensure that the full text of the required announcement is disseminated publicly.  The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.  Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement.  The following is provided only as a guide that should be modified following consultation with securities counsel:  the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirements (s) for continued listing set forth in Listing Rule(s) __________.

Charles W. Grinnell, Esq.
September 15, 2009

In the event the Company does not make the required public announcement, trading in your securities will be halted.

In addition, an indicator will be broadcast over Nasdaq’s market data dissemination network noting the Company’s non-compliance.  The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information.  Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www.nasdaq.com.  The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please contact Brie Charles, Associate Director, at +1 301 978 8039.

Sincerely,

/s/  Randy Genau

Randy Genau
Director
Nasdaq Listing Qualifications